Exhibit 10.4(b)

The State Bank and Trust Company

2017 Split Dollar Agreement and Endorsement

This 2017 Split Dollar Agreement and Endorsement (this “Agreement”) is entered into as of this 22nd day of January, 2018 by and between The State Bank and Trust Company, an Ohio-chartered bank (the “Bank”), and Anthony V. Cosentino, Chief Financial Officer of the Bank (the “Executive”). This Agreement shall append the Split Dollar Policy Endorsement entered into on even date herewith or as subsequently amended, by and between the aforementioned parties.

Whereas, to encourage the Executive to remain a Bank employee, the Bank is willing to divide the death proceeds of a life insurance policy on the Executive’s life,

Whereas, the Bank will pay life insurance premiums from its general assets, and

Now Therefore, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article 1

Definitions

Capitalized terms not otherwise defined in this Agreement are used herein as defined in the Amended Supplemental Executive Retirement Plan Agreement between SB Financial Group, Inc. and the Executive. The following terms shall have the meanings specified.

1.1 Administrator means the administrator described in Article 7.

1.2 Executive’s Interest means the benefit set forth in section 2.2.

1.3 Insured means the Executive.

1.4 Insurer means each life insurance carrier for which there is a Split Dollar Policy Endorsement attached to this Agreement.

1.5 Net Death Proceeds means the total death proceeds of the Policy minus the cash surrender value.

1.6 Policy means the specific life insurance policy or policies issued by the Insurer(s).

1.7 Separation from Service means separation from service as defined in Internal Revenue Code section 409A and rules, regulations, and guidance of general application thereunder issued by the Department of the Treasury, including termination for any reason of the Executive’s service as an executive and independent contractor to the Bank and any member of a controlled group, as defined in Code section 414, other than because of a leave of absence approved by the Bank or the Executive’s death.

1.8 Split Dollar Policy Endorsement means the form required by the Administrator or the Insurer to indicate the Executive’s interest, if any, in a Policy on such Executive’s life.

1.9 Amended Supplemental Executive Retirement Plan Agreement means the Supplemental Executive Retirement Plan Agreement between SB Financial Group, Inc. and the Executive, as the same may hereafter be amended.

Cosentino split dollar agreement October 11, 2017

Article 2

Policy Ownership/Interests

2.1 Bank Ownership. The Bank is the sole owner of the Policy and shall have the right to exercise all incidents of ownership. The Bank shall be the beneficiary of the remaining death proceeds of the Policy after the Executive’s interest is paid according to section 2.2 below.

2.2 Death Benefit. Provided the Executive’s death occurs before the Executive’s Separation from Service, at the Executive’s death the Executive’s beneficiaries designated in accordance with the Split Dollar Policy Endorsement(s) shall collectively be entitled to Policy proceeds in an amount equal to $649,790 but not to exceed 100% of the Net Death Proceeds (the “Executive’s Interest”). The Executive’s Interest shall be extinguished on the date of the Executive’s Separation from Service, and the Executive’s beneficiaries shall be entitled to no benefits under this Agreement for the Executive’s death occurring thereafter. The Executive shall have the right to designate the beneficiaries of the Executive’s Interest.

2.3 Option to Purchase. The Bank shall not sell, surrender, or transfer ownership of the Policy without first giving the Executive or the Executive’s transferee the option to purchase the Policy for a period of 60 days from written notice of such intention. The purchase price shall be an amount equal to the cash surrender value of the Policy.

2.4 Comparable Coverage. The Bank may replace the Policy with a comparable insurance policy to cover the benefit provided under this Agreement, in which case the Bank and the Executive shall execute a new Split Dollar Policy Endorsement for the comparable insurance policy.

2.5 Internal Revenue Code Section 1035 Exchanges. The Executive recognizes and agrees that the Bank may after this Agreement is adopted wish to exchange the Policy of life insurance on the Executive’s life for another contract of life insurance insuring the Executive’s life. Provided that the Policy is replaced (or intended to be replaced) with a comparable policy of life insurance, the Executive agrees to provide medical information and cooperate with medical insurance-related testing required by a prospective insurer for implementing the Policy or, if necessary, for modifying or updating to a comparable insurer.

Article 3

Premiums

3.1 Premium Payment. The Bank shall pay any premiums due on the Policy.

3.2 Economic Benefit. The Administrator shall annually determine the economic benefit attributable to the Executive based on the life insurance premium factor for the Executive’s age multiplied by the aggregate death benefit payable to the Executive’s beneficiary. The “life insurance premium factor” is the minimum factor applicable under guidance published pursuant to Treasury Reg. section 1.61-22(d)(3)(ii) or any subsequent authority.

3.3 Imputed Income. The Bank shall impute the economic benefit to the Executive on an annual basis by adding the economic benefit to the Executive’s W-2, or if applicable, Form 1099.

Cosentino split dollar agreement October 11, 2017

Article 4

Assignment

The Executive may irrevocably assign without consideration all of the Executive’s interest in the Policy and in this Agreement to any person, entity, or trust established by the Executive or the Executive’s spouse. If the Executive transfers all of the Executive’s interest in the Policy, all of the Executive’s interest in the Policy and in the Agreement shall be vested in the Executive’s transferee, who shall be substituted as a party hereunder and the Executive shall have no further interest in this Agreement.

Article 5

Insurer

The Insurer shall be bound by the terms of the Policy only. Any payments the Insurer makes or actions it takes in accordance with the Policy shall fully discharge it from all claims, suits, and demands of all entities or persons. The Insurer shall not be bound by or be deemed to have notice of the provisions of this Agreement.

Article 6

Claims and Review Procedures

6.1 Claims Procedure. The Bank will notify any person or entity that makes a claim for benefits under this Agreement (the “Claimant”) in writing, within 90 days after receiving Claimant’s written application for benefits, of his or her eligibility or noneligibility for benefits under the Agreement. If the Administrator determines that the Claimant is not eligible for benefits or full benefits, the notice will state (w) the specific reasons for denial, (x) a specific reference to the provisions of the Agreement on which the denial is based, (y) a description of any additional information or material necessary for the Claimant to perfect his or her claim, and a description of why it is needed, and (z) an explanation of the Agreement’s claims review procedure and other appropriate information concerning steps to be taken if the Claimant wishes to have the claim reviewed. If the Administrator determines that there are special circumstances requiring additional time to make a decision, the Bank will notify the Claimant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional 90 days.

6.2 Review Procedure. If the Claimant is determined by the Administrator not to be eligible for benefits, or if the Claimant believes that he or she is entitled to greater or different benefits, the Claimant will have the opportunity to have his or her claim reviewed by the Bank by filing a petition for review with the Bank within 60 days after receipt of the notice issued by the Bank. The Claimant’s petition must state the specific reasons the Claimant believes entitle him or her to benefits or to greater or different benefits. Within 60 days after receipt by the Bank of the petition, the Administrator will give the Claimant (and counsel, if any) an opportunity to present his or her position verbally or in writing, and the Claimant (or counsel) will have the right to review the pertinent documents. The Administrator will notify the Claimant of the Administrator’s decision in writing within the 60-day period, stating specifically the basis of its decision, written in a manner to be understood by the Claimant, and the specific provisions of the Agreement on which the decision is based. If, because of the need for a hearing, the 60-day period is not sufficient, the decision may be deferred for up to another 60 days at the election of the Administrator, but notice of this deferral will be given to the Claimant.

Cosentino split dollar agreement October 11, 2017

Article 7

Administration of Agreement

7.1 Administrator Duties. This Agreement shall be administered by an Administrator, which shall consist of the Board or such committee as the Board shall appoint. The Executive may not be a member of the Administrator. The Administrator shall have the discretion and authority to (x) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Agreement and (y) decide or resolve any and all questions that may arise, including interpretations of this Agreement.

7.2 Agents. In the administration of this Agreement, the Administrator may employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel, who may be counsel to the Bank.

7.3 Binding Effect of Decisions. The decision or action of the Administrator concerning any question arising out of the administration, interpretation, and application of this Agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Agreement.

7.4 Indemnity of Administrator. The Bank shall indemnify and hold harmless the members of the Administrator against any and all claims, losses, damages, expenses, or liabilities arising from any action or failure to act with respect to this Agreement, except in the case of willful misconduct by the Administrator or any of its members.

7.5 Information. To enable the Administrator to perform its functions, the Bank shall supply full and timely information to the Administrator on all matters relating to the date and circumstances of the retirement, death, or Separation from Service of the Executive, and such other pertinent information as the Administrator may reasonably require.

Article 8

Miscellaneous

8.1 Amendment and Termination of Agreement. This Agreement may be amended or terminated solely by a written agreement signed by the Bank and the Executive. However, this Agreement shall terminate upon the first to occur of (u) surrender, lapse, or other termination of the Policy by the Bank, or (v) distribution of the death benefit proceeds in accordance with section 2.2 above, or (w) termination of the Executive’s employment for “cause” pursuant to the Amended Supplemental Executive Retirement Plan Agreement with SB Financial Group, Inc., or (x) the Executive’s Separation from Service.

8.2 Binding Effect. This Agreement shall bind the Executive and the Bank and their beneficiaries, survivors, executors, administrators, and transferees, and any Policy beneficiary.

8.3 No Guarantee of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Bank nor does it interfere with the Bank’s right to discharge the Executive. It also does not require the Executive to remain an employee or interfere with the Executive’s right to terminate employment at any time.

8.4 Successors; Binding Agreement. By an assumption agreement in form and substance satisfactory to the Executive, the Bank shall require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business or assets of the Bank to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Bank would be required to perform this Agreement had no succession occurred.

Cosentino split dollar agreement October 11, 2017

8.5 Applicable Law. This Agreement and all rights hereunder shall be governed by and construed according to the laws of the State of Ohio, except to the extent preempted by the laws of the United States of America.

8.6 Entire Agreement. This Agreement constitutes the entire agreement between the Bank and the Executive concerning the subject matter. No rights are granted to the Executive under this Agreement other than those specifically set forth.

8.7 Severability. If any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not held invalid, and each such other provision shall continue in full force and effect to the full extent consistent with law. If any provision of this Agreement is held invalid in part, such invalidity shall not affect the remainder of the provision not held invalid, and the remainder of the provision together with all other provisions of this Agreement shall continue in full force and effect to the full extent consistent with law.

8.8 Headings. Caption headings and subheadings herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement.

8.9 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid, to the following addresses or to such other address as either party may designate by like notice. If to the Bank, notice shall be given to the board of directors, The State Bank and Trust Company, 401 Clinton Street, Defiance, Ohio 43512, or to such other or additional person or persons as the Bank shall have designated to the Executive in writing. If to the Executive, notice shall be given to the Executive at the Executive’s address appearing on the Bank’s records, or to such other or additional person or persons as the Executive shall have designated to the Bank in writing.

In Witness Whereof, the Executive and a duly authorized representative of the Bank have executed this Agreement as of the date first written above.

Executive:	Bank:
The State Bank and Trust Company

/s/ Anthony V. Cosentino	By:	/s/ Mark A. Klein
Anthony V. Cosentino
	Title:	President and CEO

Cosentino split dollar agreement October 11, 2017

Agreement to Cooperate with Insurance Underwriting Incident to Internal Revenue Code section 1035 Exchange

I acknowledge that I have read the 2017 Split Dollar Agreement and Endorsement and agree to be bound by its terms, particularly the covenant on my part set forth in section 2.5 of the 2017 Split Dollar Agreement and Endorsement to provide medical information and cooperate with medical insurance-related testing required by an insurer to issue a comparable insurance policy to cover the benefit provided under this 2017 Split Dollar Agreement and Endorsement.

Witness	Anthony V. Cosentino

Cosentino split dollar agreement October 11, 2017

Split Dollar Policy Endorsement

Insured:	Anthony V. Cosentino
Insurer:	Massachusetts Mutual Life Insurance Company
Policy No.	39138503

According to the terms of The State Bank and Trust Company 2017 Split Dollar Agreement and Endorsement dated as of January 22, 2018, the undersigned Owner requests that the above-referenced policy issued by the Insurer provide for the following beneficiary designation and limited contract ownership rights to the Insured:

1. Upon the death of the Insured, proceeds shall be paid in one sum to the Owner, its successors or assigns, to the extent of the Owner’s interest in the policy. It is hereby provided that the Insurer may rely solely upon a statement from the Owner concerning the amount of proceeds it is entitled to receive under this paragraph.

2. Any proceeds at the death of the Insured in excess of the amount paid under the provisions of the preceding paragraph shall be paid in one sum to:

Primary Beneficiary, Relationship/Social Security Number

Contingent Beneficiary, Relationship/Social Security Number

The exclusive rights to change the beneficiary for the proceeds payable under this paragraph and to assign all rights and interests granted under this paragraph are hereby granted to the Insured. The sole signature of the Insured shall be sufficient to exercise the rights. The Owner retains all contract rights not granted to the Insured under this paragraph.

3. It is agreed by the undersigned that this designation and limited assignment of rights shall be subject in all respects to the contractual terms of the policy.

4. Any payment directed by the Owner under this endorsement shall be a full discharge of the Insurer, and such discharge shall be binding on all parties claiming any interest under the policy.

The undersigned for the Owner is signing in a representative capacity and warrants that he or she has the authority to bind the entity on whose behalf this document is executed.

Signed at                                     , Ohio this                day of                                       , 20       .

Insured:	Owner:
The State Bank and Trust Company

By:
Anthony V. Cosentino
Its:

Cosentino split dollar agreement October 11, 2017